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                                                                     EXHIBIT 5.1





                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                         SUNTRUST INTERNATIONAL CENTER
                                   26TH FLOOR
                           ONE SOUTHEAST THIRD AVENUE
                           MIAMI, FLORIDA 33131-1714
                                 (305) 374-5600
                            FACSIMILE (305) 374-5095




                                 August 27, 1999

Gerald Stevens, Inc.
301 East Las Olas Boulevard
Suite 300
Ft. Lauderdale, FL 33301

         RE:  Registration Statement on Form S-8 (the "Registration Statement")

Gentlemen:

         We have acted as counsel to Gerald Stevens, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 2,408,544 shares (the "Shares") of the Company's common stock, par value $.01 per Share (the "Common Stock"). The Shares consist of 500,000 Shares issuable upon the exercise of stock options which the Company may grant under its Management Incentive Stock Plan, 342,500 Shares issuable upon the exercise of non-plan stock options which were granted to former executive officers prior to the Company's business combination with Gerald Stevens Retail, Inc. ("Gerald Stevens Retail"), 1,428,778 Shares issuable upon the exercise of stock options which were granted by Gerald Stevens Retail under its 1998 Stock Option Plan, and which the Company assumed in connection with its business combination with Gerald Stevens Retail and 137,266 shares of common stock issuable upon the exercise of stock options which were granted by Calyx & Corolla, Inc. ("Calyx") under its 1988 Stock Option Plan, and which the Company assumed in connection with its business combination with Calyx.

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.



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Gerald Stevens, Inc.
August 27, 1999
Page 2

         Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the Shares are issued in accordance with the terms and conditions of the plan or agreement under which the options to acquire such Shares were granted, the Shares will be validly issued, fully paid and non-assessable securities of the Company.

         The opinion expressed herein is limited to the Federal securities laws of the United States of America and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by any other jurisdiction.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.

                                   Very truly yours,

                                   AKERMAN, SENTERFITT & EIDSON, P.A.



                                   /s/ AKERMAN, SENTERFITT & EIDSON, P.A.